UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): October 28, 2010

Midas Medici Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52621	37-1532843
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

445 Park Avenue, 20th Floor, New York, New York 10222

Registrant’s telephone number, including area code (212) 792-0920

Copies to:
Thomas Rose, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 28, 2010, Midas Medici Group Holdings, Inc. (the “Company”) entered into Amendment and Waiver  No. 1 (the “Amendment”) to the Agreement and Plan of Merger (the “Merger Agreement”) with Consonus Technologies, Inc. (“Consonus”), and MMGH Acquisition Corp., a wholly-owned subsidiary of the Company.  Pursuant to the Amendment, the Company waived the provisions of Section 4.1 of the Merger Agreement in connection with certain transactions consummated by Consonus related to the sale of certain assets by Consonus. In addition, the Company consented to and waived provisions of Section 4.1 of the Merger Agreement to permit payment of dividends by Consonus. Also, pursuant to the Amendment, Consonus agreed to pay all costs and expenses incurred by the Company in connection with the merger transaction, the Merger agreement and S-4 registration statement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Amendment and Waiver No.1 to the Agreement and Plan of Merger dated as of October 28, 2010 between Midas Medici Group Holdings, Inc., MMGH Acquisition, Inc. and Consonus Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midas Medici Group Holdings, Inc.

Date: November 3, 2010	By:	/s/ Nana Baffour
Nana Baffour, CEO and
Co-Executive Chairman